Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We have issued our report dated March 10, 2005, accompanying the financial statements of Beeland Management Company, LLC contained in this Post-Effective Amendment No. 4 to the Registration Statement (S-1 No. 333-105040).  We consent to the use of the aforementioned report in this Post-Effective Amendment No. 4 to the Registration Statement and the use of our name as it appears under the caption “Experts”.

ALTSHCULER, MELVOIN AND GLASSER LLP

Chicago, Illinois

September 16, 2005